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                                                                     EXHIBIT 4.7

THIS WARRANT AND THE SERIES D PREFERRED STOCK ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE LAW, AND NO INTEREST HEREIN OR THEREIN MAY BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION AND QUALIFICATION WITHOUT AN OPINION OF LEGAL COUNSEL FOR THE HOLDER ACCEPTABLE TO LEGAL COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

                  WARRANT TO PURCHASE SERIES D PREFERRED STOCK
                               WebsideStory, Inc.
                             Expiring March 31, 2013

This Warrant, made as of April 1, 2003, certifies that Jeff Lunsford (the "EXECUTIVE") is entitled, subject to the terms set forth below, to subscribe for and purchase from WebSideStory, Inc., a Delaware corporation (the "COMPANY"), Forty-Eight (48) shares (the "WARRANT SHARES") of the Company's Series D Convertible Redeemable Participating Preferred Stock ("SERIES D PREFERRED STOCK"), at a price of $0.001 per share (the "EXERCISE PRICE"). This Warrant may be exercised according to the schedule set forth in Section 1 and during the period beginning on April 1, 2004 and ending at 5:00 p.m., San Diego, California time, on March 31, 2013 (the "EXERCISE PERIOD"). The Exercise Price and number of shares for which this Warrant is exercisable shall be subject to adjustment as provided herein.

This Warrant is subject to the following provisions, terms and conditions:

      1. Exercise of Warrant. Except as set forth in the acceleration provisions set forth in Section 13 below, subject to Executive's continued employment with the Company, the right of the holder of this Warrant (the "HOLDER") to exercise the Warrant will vest (i) with respect to twenty-five percent (25%) of the Warrant Shares (or 12 shares) on April 1, 2004 and (ii) with respect to 2.0833% of the Warrant Shares (or 1 share) for each month of Executive's continued employment thereafter until the aggregate number of vested Warrant Shares equals 48.

      2. Method of Exercise. The Holder may exercise the Warrant by the surrender of this Warrant, together with the Notice of Exercise attached hereto duly completed and executed, at the office of the Company in San Diego, California (or such other office or agency of the Company as it may designate by notice in writing to Holder at the address thereof appearing on the books of the Company), and upon payment in full of the aggregate Exercise Price of the shares thereby purchased (by cash or by cashier's check payable to the order of the Company).

            Alternatively, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the holder the number of shares determined by use of the following formula:

                  X = Y(A-B)
                      -----
                        A

      Where:      X =   the number of shares to be issued to the Holder.

                  Y = the number of shares subject to this Warrant (as adjusted to the date of such calculation).

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                  A =   the fair market value of one (1) share on the date of
                        exercise.

                  B = the Exercise Price (as adjusted to the date of such calculation).

            The Holder shall be entitled to receive a certificate for the number of Warrant Shares so purchased; provided that the Company will place on each certificate a legend substantially the same as that appearing on this Warrant, in addition to any legend required by an applicable state or federal law or agreement to which Holder is a party with respect to such shares. If this Warrant is exercised in part, the Company will issue to Holder a new Warrant upon the same terms as this Warrant but for the balance of the Warrant Shares for which this Warrant remains exercisable. The Company agrees that if Holder is entitled to exercise this Warrant at the time of the surrender of this Warrant and payment in full of the aggregate Exercise Price, the shares so purchased shall be deemed to be issued to Holder as the record owner of such shares as of the close of business on the later of the date upon which (i) the Holder actually surrenders this Warrant to the Company, and (ii) payment in full of the aggregate Exercise Price owed with respect to such shares being exercised is received by the Company.

            Certificates for shares purchased hereunder shall be registered in the name of the Holder and delivered to Holder within a reasonable time after the date on which this Warrant shall have been exercised as aforesaid.

            The Company covenants that all shares of Series D Preferred Stock which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be fully paid and nonassessable and free from all preemptive rights, taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue)

            No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.

      3. Charges, Taxes and Expenses. The Holder acknowledges that the Holder is solely responsible for, and agrees to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax obligations of the Holder, if any, which arise in connection with the Warrant, including, without limitation, obligations arising upon (i) the exercise, in whole or in part, of the Warrant, (ii) the transfer, in whole or in part, of any shares acquired upon exercise of the Warrant, (iii) the operation of any law or regulation providing for the imputation of interest, or (iv) the lapsing of any restriction with respect to any shares acquired upon exercise of the Warrant.

      4. Restrictions on Grant of the Warrant and Issuance of Shares. The grant of the Warrant and the issuance of shares of stock upon the exercise of the Warrant shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. The Warrant may not be exercised if the issuance of shares of stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the stock may then be listed. In addition, the Warrant may not be exercised unless (i) a registration statement under the Securities Act of 1933, as amended (the "SECURITIES ACT"), shall at the time of exercise of the Warrant be in effect with respect to the shares issuable upon exercise of the Warrant or (ii) in the opinion of legal counsel to the Company or the Executive (in a form reasonably acceptable to the Company), the shares issuable upon exercise of the Warrant may be issued without registration under the Securities Act. THE HOLDER IS CAUTIONED THAT THE WARRANT MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, THE HOLDER MAY NOT BE ABLE TO EXERCISE THE WARRANT WHEN DESIRED EVEN THOUGH THE WARRANT IS VESTED. The inability of the

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Company to obtain from any regulatory body having jurisdiction the authority, if any, necessary to the lawful issuance and sale of any shares subject to the Warrant shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of the Warrant, the Company may require the Holder to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be reasonably requested by the Company.

      5. Rights As A Stockholder, Employee or Consultant. The Holder shall have no rights as a stockholder with respect to any shares covered by the Warrant until the date of the issuance of a certificate for the shares for which the Warrant has been exercised (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 11. If the Holder is an employee, the Holder understands and acknowledges that the Holder's employment is "at will" and may be terminated at any time by the Holder or the Company with or without cause. Nothing in this Warrant shall confer upon the Holder any right to continue in the service of the Company or interfere in any way with any right of the Holder or the Company to terminate the Holder's service as an employee or consultant, as the case may be, at any time.

      6. Registry of Warrant. The Company shall maintain at the above-mentioned office or agency a registry showing the name and address of Holder. This Warrant may be surrendered for exercise, in accordance with its terms, at such office or agency of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

      7. No Transfer of Warrant. Except for Permitted Transfers, this Warrant and all rights hereunder are not transferable, in whole or in part, by Holder and shall be exercisable only by Holder. "PERMITTED TRANSFERS" shall include Executive's sale or assignment, with or without consideration, of this Warrant or Executive's interests under this Warrant to any spouse or member of Executive's immediate family, or to a custodian, trustee (including a trustee of a voting trust), executor, or other fiduciary for the account of the Executive's spouse or members of the Executive's immediate family, or to a trust for the Executive's own self, or a charitable remainder trust (except any donation to a charitable trust designed specifically to circumvent this right); provided, that each such transferee or assignee, prior to the completion of the sale, transfer, or assignment shall have executed documents assuming the obligations of Holder under this Warrant with respect to the transferred interest in the Warrant.

      8. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction upon receipt of a bond of indemnity or security in such form and amount as shall be satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of the Warrant, the Company will make and deliver a new Warrant of like tenor (but with no rights or obligations not otherwise provided herein) and dated as of such cancellation, in lieu of this Warrant.

      9. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next day not a Saturday, Sunday or legal holiday.

      10. Distributions. No adjustment on account of cash dividends or other distributions or interest on the Warrant Shares or underlying common stock will be made to the number, Exercise Price or class of shares of stock subject to the Warrant purchasable hereunder.

      11. Adjustment of Warrant Shares and Exercise Price. In case the Company shall at any time after the date of grant of this Warrant subdivide (by way of a stock split) or declare a stock dividend or combine the outstanding shares of Series D Preferred Stock as a class, the Exercise Price shall forthwith be proportionately decreased in the case of a subdivision or stock dividend or increased in the case of a combination and the number of Warrant Shares deliverable upon the exercise of this Warrant shall be determined by (i) dividing the Exercise Price prior to such adjustment by the Exercise Price as adjusted, and (ii) multiplying the resulting quotient by the number of shares of Warrant Shares deliverable upon exercise of this Warrant immediately prior to such adjustment.

      12. Reservation and Issuance of Shares. The Company will at all times keep reserved for issuance upon the exercise of this Warrant, the number of shares of Series D Preferred Stock then issuable upon the exercise hereof and the corresponding number of shares of the Company's common stock issuable the conversion of such Series D Preferred Stock. The Company covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Series D Preferred Stock upon the exercise as provided herein of the purchase rights under this Warrant.

      13. Acceleration of Exercise. Upon a Change of Control (as defined below), Holder's right to purchase Warrant Shares shall accelerate with respect to one hundred percent (100%) of the Warrant Shares unvested on the effective date of such Change of Control. In the event the Company terminates Executive's employment without Cause (as defined below) or Executive terminates his employment for Good Reason (as defined below), Holder's right to purchase Warrant Shares shall accelerate with respect to fifty percent (50%) of the Warrant Shares unvested on the effective date of termination; provided that if Executive's employment is terminated by the Company without Cause or voluntarily by Executive for Good Reason within the period beginning one hundred thirty-five
(135) days prior to the date the Company enters into an agreement for a Change of Control and ending on the date the Company enters into an agreement for a Change of Control, Holder's right to purchase Warrant Shares shall accelerate with respect to one hundred percent (100%) of the Warrant Shares unvested on the effective date of such Change of Control. Thereafter, in the event that, following Executive's relocation to California, the Company terminates Executive's employment for (i) Executive's failure to perform the essential functions of Executive's position, with reasonable accommodation, due to a mental or physical disability, or (ii) Executive's death, Holder's right to purchase Warrant Shares shall accelerate with respect to twenty-five percent (25%) of the Warrant Shares unvested on the date of such termination. In the event of the termination of the Executive's employment for any reason, the Holder shall have a period of one hundred forty (140) days from the date of such termination in which to exercise this Warrant with respect to any vested Warrant Shares. Thereafter, any right of Holder to purchase Warrant Shares shall terminate.

            (a) "CAUSE" is defined as: (i) acts or omissions constituting gross negligence, recklessness or willful misconduct on the part of Executive with respect to Executive's obligations or otherwise relating to the business of Company; (ii) Executive's material breach of this Agreement or any other agreement between Executive and Company; (iii) Executive's conviction or entry of a plea of nolo contendere for fraud or embezzlement, or any felony or crime of moral turpitude; or (iv) Executive's willful neglect of duties. In the case of subparts (i), (ii) and (iv), unless the deficiency cannot reasonably be cured, no Cause shall exist if Executive cures such deficiency within ten (10) business days after his receipt of notice from the Company. Executive shall have an opportunity during any such 10-day period to appear before the Board, with his counsel, and present such evidence as he may deem appropriate.

Any final decision that Cause exists, after notice and opportunity to present as described above, if applicable, shall be made only by a majority of the Board.

            (b) "CHANGE OF CONTROL" is defined as (A) a merger or consolidation of the Company with or into another corporation or other entity (with respect to which less than a majority of the outstanding voting power of the surviving or consolidated corporation is held by persons who are shareholders of the Corporation immediately prior to such event); (B) the sale or transfer of all or substantially all of the properties and assets of the Company; (C) any purchase by any party (or group of affiliated parties) of shares of capital stock of the Company (either through a negotiated stock purchase or a tender for such shares), the effect of which is that such party (or group of affiliated parties) that did not beneficially own a majority of the voting power of the outstanding shares of capital stock of the Company immediately prior to such purchase beneficially owns at least a majority of such voting power immediately after such purchase; (D) the redemption or repurchase of shares representing a majority of the voting power of the outstanding shares of capital stock of the Company; or (E) of any other change of control of fifty percent (50%) or more of the outstanding voting power of the Company in a single transaction or series of related transactions, but for purposes of this subsection (E) excluding an underwritten public offering by the Company of shares of Common Stock or other securities.

            (c) "GOOD REASON" shall be deemed to exist following the occurrence of any of the following events: (i) a reduction in Executive's title or position or an assignment to Executive of operational authority or duties which are materially inconsistent with the usual and customary operational authority and duties of a person in Executive's position in similarly-situated companies, (ii) a reduction in Executive's Base Salary or Performance Bonus target or any failure to pay any compensation or benefits earned by Executive, provided that Good Reason shall not be deemed for such non-payment unless Executive provides written notice to the Company thereof and following a reasonable cure period, or (iii) the Company's requiring Executive to relocate to any place outside a fifty (50) mile radius of the Company's current headquarters.

      14. Lock-Up Agreement. The Holder hereby agrees that in the event of any underwritten public offering of stock, including an initial public offering of stock, made by the Company pursuant to an effective registration statement filed under the Securities Act, the Holder shall not offer, sell, contract to sell, pledge, hypothecate, grant any warrant to purchase or make any short sale of, or otherwise dispose of any shares of stock of the Company or any rights to acquire stock of the Company for such period of time from and after the effective date of such registration statement as may be established by the underwriter for such public offering; provided, however, that such period of time shall not exceed one hundred eighty (180) days from the effective date of the registration statement to be filed in connection with such public offering. The foregoing limitation shall not apply to shares registered in the public offering under the Securities Act.

      15. Restrictions on Transfer of Shares. Neither this Warrant nor any shares acquired upon exercise of this Warrant may be sold, exchanged, transferred (including, without limitation, any transfer to a nominee or agent of the Holder), assigned, pledged, hypothecated or otherwise disposed of, including by operation of law, in any manner which violates any of the provisions of this Warrant, and any such attempted disposition shall be void. The Company shall not be required (a) to transfer on its books this Warrant or any shares which will have been transferred in violation of any of the provisions set forth in this Warrant or (b) to treat as the holder of this Warrant or owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom this Warrant or such shares will have been so transferred.

      16. Binding Effect. Subject to the restrictions on transfer set forth herein, this Warrant shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

      17. Termination or Amendment. The Board may terminate or amend this Warrant at any time; provided, however, no such termination or amendment may adversely affect the rights of the Holder pursuant to this Warrant or any unexercised portion hereof without the consent of the Holder unless such termination or amendment is necessary to comply with any applicable law or government regulation. No amendment or addition to this Warrant shall be effective unless in a writing signed by the Holder and the Company.

      18. Notices. All notices requests, reports and other communications pursuant hereto shall be in writing, either by letter (delivered by hand or commercial delivery service or sent by certified mail, return receipt requested) or facsimile, addressed as follows:

            If to the Company:

                  WebsideStory, Inc.
                  10182 Telesis Court, Sixth Floor
                  San Diego, CA 92121
                  Attention: Chief Executive Officer
                  Facsimile: (858) 546-0480

            with a copy to (which shall not constitute notice):

                  Gray Cary Ware & Freidenrich LLP
                  1221 S. MoPac Expressway, Suite 400
                  Austin, Texas  78746
                  Attention: John Gilluly
                  Facsimile: (512) 457-7001

            If to the Holder:

                  Jeff Lunsford
                  10182 Telesis Court, Sixth Floor
                  San Diego, CA 92121
                  Attention: Chief Executive Officer
                  Facsimile: (858) 546-0480

Any notice, request or communication hereunder shall be deemed to have been given on the day on which it is delivered by hand to such party at its address specified above, or, if sent by certified mail, return receipt requested, postage prepaid, on the third business day following the date it was deposited in the mail, or in the case of facsimile notice, when transmitted addressed as aforesaid, confirmation received, if the notice is also delivered by hand or mail in the manner described above. Any party may change the person or address to whom or which notices are to be given hereunder, by notice duly given hereunder; provided, however, that any such notice shall be deemed to have been given hereunder only when actually received by the party to which it is addressed.

      19. Integration; Interpretation. This Warrant constitutes the entire understanding and agreement of the Holder and the Company with respect to the subject matter contained herein and therein and there are no agreements, understandings, restrictions, representations, or warranties among the Holder and the Company with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein or therein, the provisions of this Warrant shall survive any exercise of the Warrant and shall remain in full force and effect. In the event any ambiguity or question of intent or interpretation arises with respect to this Warrant, this Warrant shall be construed as if drafted jointly by the Company and the Holder, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Warrant.

      20. Applicable Law. This Warrant shall be governed by the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and to be performed entirely within the State of Delaware.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name by its duly authorized officer.

                                       WEBSIDESTORY, INC.

Dated: Feb. 26, 2004                   By: /s/Rand Schulman
                                          -------------------------------------

                                       Name: Rand Schulman

                                       Title: CMO

                                       ADDRESS:  10182 Telesis Court, 6th Floor
                                                 San Diego, CA 92121

                               NOTICE OF EXERCISE

TO:   WEBSIDESTORY, INC.

      1. Exercise. The undersigned Holder hereby elects to purchase _________ shares (the "SHARES") of Series D Preferred Stock of WebsideStory, Inc., pursuant to the terms of the attached Warrant, and tenders herewith payment in full of the aggregate Exercise Price for the Shares. Please issue a certificate or certificates representing said shares of Series D Preferred Stock in the name of the undersigned.

      2. Payment. Enclosed herewith is full payment in the aggregate amount of $_____________ (representing $_______ per share) for the Shares in the manner set forth in the Warrant.

      3. Binding Effect. I agree that the Shares are being acquired in accordance with and subject to the terms, provisions and conditions of the Warrant, to all of which I hereby expressly assent. This Agreement shall inure to the benefit of and be binding upon the my heirs, executors, administrators, successors and assigns.

      4. Transfer. I am aware that Rule 144, promulgated under the Securities Act of 1933, which permits limited public resale of securities acquired in a nonpublic offering, is not currently available with respect to the Shares and, in any event, is available only if certain conditions are satisfied. I understand that any sale of the Shares that might be made in reliance upon Rule 144 may only be made in limited amounts in accordance with the terms and conditions of such rule and that a copy of Rule 144 will be delivered to me upon request.

      My address of record is:

            _________________________________________________________________

            _________________________________________________________________

      My Social Security Number is: _________________________________________

I acknowledge that I have been advised to consult with a tax advisor prior to the exercise of the Warrant regarding the tax consequences to me of exercising the Warrant.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

I understand that I am purchasing the Shares pursuant to the terms of the Warrant, a copy of which I have received and carefully read and understand.

                                      Very truly yours,

                                      __________________________________________
                                      (Signature)

                                      __________________________________________
                                      (Holder's Name Printed)

Receipt of the above is hereby acknowledged.

WEBSIDESTORY, INC.

By: _______________________________

    Print Name:____________________

    Title:_________________________

    Dated:_________________________

                                       2